Item 26(h)(xx)(c)

AMENDMENT NO. 3 TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated December 15, 1997, by and among The Alger Portfolios (formerly The Alger American Fund) (the “Trust”), Fred Alger Management, Inc. (the “Adviser”), Transamerica Life Insurance Company (replacing, Transamerica Life Insurance and Annuity Company and Transamerica Occidental Life Insurance Company) (the “Company”), and Fred Alger and Company, Incorporated (the “Distributor”) is hereby amended as follows.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:                           May 1, 2010

THE ALGER PORTFOLIOS	FRED ALGER MANAGEMENT, INC.

By: /s/ Hal Liebes	By: /s/ Hal Liebes
Name: Hal Liebes	Name: Hal Liebes
Title: Secretary	Title: Executive Vice President

TRANSAMERICA LIFE INSURANCE COMPANY	FRED ALGER AND COMPANY, INCORPORATED

By: /s/ Steven R. Shepard	By: /s/ Hal Liebes
Name: Steven R. Shepard	Name: Hal Liebes
Title: Vice President	Title: Executive Vice President

AMENDED SCHEDULE A

Name of Separate Account and Date Established	Name of Policy/Contract	Portfolios
Separate Account VA-6 Est. June 11, 1996	Transamerica Classic® Variable Annuity and Transamerica Catalyst® Variable Annuity	Alger Growth & Income Portfolio – Class I-2
Separate Account VA-7 Est. June 11, 1996	Transamerica Bounty® Variable Annuity	Alger Growth & Income Portfolio – Class I-2
Separate Account VA-8 Est. June 11, 1996	Transmark Optimum Choice® Variable Annuity	Alger Growth & Income Portfolio – Class I-2
PFL Corporate Account One Est. August 10, 1998	Advantage V Variable Universal Life Policy and Advantage VI Variable Universal Life Policy
Alger Growth & Income Portfolio – Class I-2
Alger SmallCap Growth Portfolio – Class I-2
Alger MidCap Growth Portfolio – Class I-2
Alger SMidCap Growth Portfolio – Class I-2
Alger LargeCap Growth Portfolio – Class I-2
Alger Capital Appreciation Portfolio – Class I-2
Alger Balanced Portfolio – Class I-2

Name of Separate Account and Date Established	Name of Policy/Contract	Portfolios
Transamerica Corporate Account Sixteen Est. June 16, 2003 (Continued) Transamerica Corporate Account Sixteen Est. June 16, 2003	Advantage X Variable Universal Life Policy Advantage X Variable Universal Life Policy
Alger Growth & Income Portfolio – Class I-2
Alger SmallCap Growth Portfolio – Class I-2
Alger MidCap Growth Portfolio – Class I-2
Alger SMidCap Growth Portfolio – Class I-2
Alger LargeCap Growth Portfolio – Class I-2
Alger Capital Appreciation Portfolio – Class I-2
Alger Balanced Portfolio – Class I-2

Separate Account VUL-1 Est. December 6, 1996	Transamerica Tribute	Alger Growth and Income Class I-2
Separate Account VUL-2 Est. December 6, 1996	Transamerica Lineage	Alger Growth & Income Class I-2
Separate Account VUL-4 Est. December 6, 1996	TransSurvivor	Alger Growth & Income Class I-2
Separate Account VUL-5 Est. December 6, 1996	TransUltra	Alger Growth & Income Class I-2
Separate Account VUL-6 Est. December 6, 1996	TransAccumulator	Alger Growth & Income Class I-2

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